UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – December 17, 2010

IEC ELECTRONICS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-6508	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513
(Address of principal executive offices)(Zipcode)

(315) 331-7742
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Southern California Braiding Co., Inc. Purchase Agreement

On December 17, 2010, CSCB, Inc. (“Buyer”), a newly formed, wholly owned subsidiary of IEC Electronics Corp. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) made among the Buyer, Southern California Braiding Co., Inc. (“Seller”), Leo P. McIntyre, Trustee of the Exemption Trust Created Under The McIntyre Family Trust Dated October 4, 1993 As Amended and Restated In Its Entirety Dated July 12, 2005 (“Exemption Trust”), Leo P. McIntyre, Trustee Of The McIntyre Survivor’s Trust, Restatement Dated June 13, 2006, Created Under The McIntyre Family Trust Dated October 4, 1993 (“Survivor’s Trust”), Leo P. McIntyre (“McIntyre”) and Craig Pfefferman (“Pfefferman,” collectively with the Seller, Exemption Trust, Survivor’s Trust, and McIntyre, the “Selling Parties”).  Pursuant to the Purchase Agreement, the Buyer acquired substantially all of the assets of the Seller (the “Transaction”).  The Company guaranteed performance of the Buyer’s obligations under the Purchase Agreement.

The Transaction purchase price was $25,000,000, which included $24,391,000 in cash, 100,000 shares of restricted Company stock valued at $609,000, and assumption of certain operating liabilities of Seller.  The purchase price was subject to adjustment based upon closing working capital of the Seller.  An estimated adjustment at closing resulted in an additional payment of $1,639,458 to Seller at closing.  The final working capital adjustment will be determined subsequent to the closing date, and may result in a cash payment to the Buyer or Seller, as the case may be.  The cash portion of the purchase price was financed with loans from Manufacturers and Trader’s Trust Company (“Bank”) in transactions discussed below.

Of the purchase price, $2,500,000 was deposited in escrow to cover (i) certain indemnification obligations, (ii) a portion of any shortfall in 2011 gross sales below $20,000,000 and 2011 backlog below $10,000,000, (iii) adjustments in working capital, subject to replenishment of the escrow by the Seller, and (iv) accounts receivable not fully reserved in the working capital adjustment that are not collected within 180 days, subject to replenishment of the escrow by the Seller.  Any portion of the escrow not used to cover claims will be released to the Seller on March 31, 2012.  In addition, a supplemental escrow of $623,162 was established and will be released upon Buyer’s receipt of certain customer consents to assumption of contracts by the Buyer.

The Selling Parties entered into a five-year agreement not to compete with the purchased business.  Pfefferman will be employed by the Buyer post-closing.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Report.  The Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company or the other parties thereto.  The Purchase Agreement contains representations and warranties the parties thereto made to, and solely for the benefit of, the other parties thereto.  Certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders and investors, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.  Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise, and investors should not rely on the representations and warranties for any other purpose.  In addition, the Purchase Agreement is modified by the underlying disclosure schedules.  Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreements, and such change may or may not be fully reflected in the Company’s public disclosures.

Third Amended and Restated Credit Facility Agreement

On December 17, 2010, the Company entered into a Third Amended and Restated Credit Agreement (“Third Amended Credit Agreement”) with Manufacturers and Traders Trust Company (“Lender”), a New York banking corporation, pursuant to which the Lender has agreed to provide the Company with $51,544,493 in aggregate of senior secured credit facilities.  These facilities modify and replace the existing Revolving Credit Commitment, extend the existing Equipment Line through December 17, 2013 continuing the term debt outstanding thereunder, provide for a new SCB Term Loan in the principal amount of $20,000,000, and include the existing Energy Loan (original amount $203,000, of which $94,506 was outstanding as of December 17, 2010), the existing 2008 Term Loan (original amount $1,700,000, of which $349,980 was outstanding as of December 17, 2010), the existing M&T Sale-Leaseback (“Lease/Term Loan Facility”), the existing GTC Term Loan (original amount of $5,000,000, of which $4,000,004 was outstanding on December 17, 2010), the existing Mortgage Secured Term Loan (original amount of $4,000,000, of which $3,733,336 was outstanding on December 17, 2010), and the existing Celmet Term Loan (original amount of $2,000,000, of which $1,866,667 was outstanding on December 17, 2010), as outlined in the Second Amended and Restated Credit Facility Agreement dated July 30, 2010, as amended September 13, 2010, between the Company and the Lender (“Prior Agreement”) which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 5, 2010.  The Third Amended Credit Agreement amends and restates in its entirety the Prior Agreement.

The following is a summary of the new senior secured facilities:

•
A $20,000,000 Revolving Credit Commitment ("Revolving Credit Loans"). Borrowings under this facility cannot exceed the lesser of the Borrowing Base and $20,000,000.  The Borrowing Base is the sum of 85% of eligible receivables plus 35% of eligible inventories up to $3,750,000, or in the case of overline advances, 70% of eligible inventories up to $4,750,000.  The revolving credit facility terminates on December 17, 2013 at which time all Revolving Credit Loans will be repaid in full.  The Company may elect an overline advance under the Revolving Credit Facility if no overline advance has been outstanding in the prior 30 days, and upon such request the interest rate on the Revolving Credit Loans is increased 0.5 percentage points.  Overline advances must be repaid within 60 days and amounts outstanding in excess of the Borrowing Base must be repaid immediately.  The Company will incur quarterly commitment fees based on the unused amount of the Revolving Credit Facility.

•	A $20,000,000 Term Loan (the "SCB Term Loan"). The SCB Term Loan will be paid in sixty equally monthly payments of $333,333.33 each on the first day of each month, and matures on December 17, 2015.

The rates of interest applicable to the Energy Loan and existing loans with fixed rates under the Equipment Line remain unchanged.  Revolving Credit Loans, floating rate and new loans under the Equipment Line, the 2008 Term Loan, the GTC Term Loan, the Mortgage Secured Term Loan, the Celmet Term Loan, and the SCB Term Loan now bear interest at LIBOR plus the Applicable Margin.  The Applicable Margin is based on the Company's Total Debt/EBITDARS, and ranges from 3.75 percentage points for Total Debt/EBITDARS equal to or greater than 3.25:1.00, to 2.25 percentage points for Total Debt/EBITDARS less than 1.75:1.00.  On the date of closing, the Applicable Margin was 3.25%.  Interest on all facilities is payable monthly.

The Third Amended Credit Agreement requires the Company to apply all net cash proceeds from the sales of assets out of the ordinary course of business if the proceeds exceed $100,000 in the aggregate and all net cash proceeds from property casualty insurance not applied to purchase replacement property to the prepayment of loans under the Third Amended Credit Agreement.  In addition, there is a mandatory prepayment equal to 50% of Excess Cash Flow (as defined in the Third Amended Credit Agreement) for the fiscal year last ended to be applied first to the SCB Term Loan, then to the Celmet Term Loan, then to the GTC Term Loan, then to the Mortgage Secured Term Loan and then to the 2008 Term Loan.

Of the amounts disbursed under the Third Amended Credit Agreement, approximately $26,030,000 was paid to the Selling Parties and into escrow as cash consideration under the Purchase Agreement described above and below under Item 2.01, and the balance of $155,000 was applied to certain transaction expenses.

The loans under the Third Amended Credit Agreement are subject to acceleration upon the occurrence of any of the following events of default: failure to make payments under the Third Amended Credit Agreement within ten days of the due date; failure to perform any other obligation to Lender under the Third Amended Credit Agreement subject, in the case of certain covenants, to an opportunity to cure within 30 days after notice; failure to perform any obligation to Lender other than under the Third Amended Credit Agreement after any applicable cure or grace periods; default in the payment of other indebtedness in excess of the principal amount of $100,000; inaccuracy of any representation and warranty in the Third Amended Credit Agreement or related documents; filing of a petition in bankruptcy not stayed, bonded or vacated within 60 days of filing or similar events evidencing the financial difficulties of the Company; occurrence of a Change of Control (as defined in the Third Amended Credit Agreement); unenforceability of any security document entered into in connection with the Third Amended Credit Agreement; occurrence of any event that makes any employee benefit plan of the Company subject to termination under ERISA; or suspension or termination of any government contract of the Company that would have a material adverse effect on the Company.

The Third Amended Credit Agreement contains various covenants that, among other restrictions, limit the Company’s ability and the ability of its subsidiaries to:

•	incur debts or grant liens;
•	make certain investments;
•	engage in mergers and acquisitions or sell, transfer, assign or convey assets;
•	amend the Company’s certificate of incorporation or bylaws;
•	pay dividends or distributions on or repurchase the Company’s capital stock;
•	change the nature of its business;
•	form subsidiaries; and
•	engage in transactions with affiliates.

The Third Amended Credit Agreement also contains covenants requiring the Company to maintain:

•
a Debt to EBITDARS Ratio (as defined in the Third Amended Credit Agreement), on a consolidated basis, no greater than 3.50 to 1.00 at closing and through September 29, 2011; no greater than 3.25 to 1.00 September 30, 2011 through September 29, 2012; no greater than 3.00 to 1.00 September 30, 2012 through September 29, 2013, and no greater than 2.75 to 1.00 September 30, 2013 and thereafter.  The covenant shall be reported at the end of each fiscal quarter, and for calculation purposes related to the business of Buyer for periods prior to that ending on December 31, 2010, EBITDARS applicable to Buyer will be treated as $1,592,000 per applicable fiscal quarter (the “Buyer EBITDARS Assumption”); and

•	A minimum quarterly EBITDARS (as defined in the Third Amended Credit Agreement), on a consolidated basis, equal to or greater than $1,5000,000, measured at the end of each fiscal; and

•
At all times a Fixed Charge Coverage Ratio (as defined in the Third Amended Credit Agreement), on a consolidated basis, equal to or greater than 1.25 to 1.00, reported at the end of each fiscal quarter, and for calculation purposes related to the business of Buyer for periods prior to that ending on December 31, 2010, using the Buyer EBITDARS Assumption.

The Company’s obligations under the Third Amended Credit Agreement are secured by, among other things, (i) a security interest in all of the assets of the Company, IEC Electronics Wire and Cable, Inc. ("IECW&C"), General Technology Corporation (“GTC”) and Buyer, granted on the terms and subject to the conditions of an Amended and Restated General Security Agreement dated as of December 16, 2009 by the Company, IECW&C and GTC in favor of the Lender (“Security Agreement”) and the Supplement to Security Agreement dated as of December 17, 2010 ; (ii) a pledge of all of the Company’s equity interest in IECW&C, GTC and Buyer on the terms and subject to the conditions of that Amended and Restated Pledge Agreement dated as of December 17, 2010 by and between the Company and the Lender; (iii) a negative pledge on the Company’s real property on the terms and subject to the conditions of that Negative Pledge Agreement dated as of May 30, 2008 by and between the Company and the Lender and (iv) a mortgage in favor of the Lender made by GTC covering GTC's interest in property and improvements located at premises at 1450 Mission Avenue NE, Albuquerque, New Mexico.  The Company’s obligations under the Third Amended Credit Agreement are also guaranteed by IECW&C, GTC and Buyer.

Item 2.01	Completion of Acquisition of Disposition of Assets

On December 17, 2010 the Buyer completed the acquisition of substantially all of the assets of the Seller pursuant to the Purchase Agreement and on the terms discussed in Item 1.01 above.

The Seller, located in Bell Gardens, California, provides precision, high reliability wire, cable and harness products to military and defense markets, primarily military prime contractors and NASA, built to withstand the demands of extreme environments.  The Seller’s annual revenues for 2010 are expected to be in the range of $20,000,000.  Other than in connection with the acquisition, none of the Selling Parties has had any material relationship with the Company, the Buyer, any of their affiliates, any director or officer of the Company or Buyer, or any associate of any such director or officer.

On December 17, 2010 the Company issued a press release announcing the acquisition of the Seller which was disclosed in the Company’s Current Report on Form 8-K filed on that date.

The financial statements required under Item 9.01(a) to be filed in connection with the completion of the Company’s acquisition of the Seller are not included in the initial filing of this Current Report on Form 8-K and shall be filed by amendment not later than 71 days after the date on which this Current Report on Form 8-K is filed.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 17, 2010, the Company entered into the Third Amended Credit Agreement on the terms discussed in Item 1.01 above.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit 2.1*
Asset Purchase Agreement dated December 17, 2010 by and among CSCB, Inc., Southern California Braiding Co., Inc., Leo P. McIntyre, Trustee of the Exemption Trust Created Under The McIntyre Family Trust Dated October 4, 1993 As Amended and Restated In Its Entirety Dated July 12, 2005, Leo P. McIntyre, Trustee Of The McIntyre Survivor’s Trust, Restatement Dated June 13, 2006, Created Under The McIntyre Family Trust Dated October 4, 1993, Leo P. McIntyre and Craig Pfefferman, and executed by IEC Electronics Corp. solely as guarantor of certain obligations thereunder

*
Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.  Contents of schedules are described in the list of schedules attached at the end of the filed agreement.

Exhibit 10.1	Third Amended and Restated Credit Agreement dated December 17, 2010 by and between IEC Electronics Corp. and Manufacturers and Traders Trust Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date: December 23, 2010	By:	/s/ W. Barry Gilbert
W. Barry Gilbert
Chairman, Chief Executive Officer